EXHIBIT 23.2

CONSENT OF L.L. BRADFORD & COMPANY, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Post Effective Amendment No. 5 to this Registration Statement on Form S-1 of our report dated March 28, 2012, relating to the financial statements of U-Swirl, Inc.  We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/ L.L. Bradford & Company, LLC

Las Vegas, Nevada
June 19, 2012